      As filed with the Securities and Exchange Commission on May 18, 1999

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                      SECURITY DYNAMICS TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                            04-2916506
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

36 CROSBY DRIVE, BEDFORD, MASSACHUSETTS                           01730
(Address of Principal Executive Offices)                        (Zip Code)


              1994 STOCK OPTION PLAN, AS AMENDED - 1998 RESTATEMENT
                            (Full Title of the Plan)


                             ARTHUR W. COVIELLO, JR.
                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                 36 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                     (Name and Address of Agent for Service)


                                 (781) 301-5000
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                      Proposed        Proposed
 Title of                              Maximum        Maximum
Securities              Amount        Offering       Aggregate       Amount of
  to be                 to be           Price         Offering      Registration
Registered            Registered      Per Share        Price            Fee
--------------------------------------------------------------------------------

Common Stock,         2,000,000      $19.4375(1)   $38,875,000(1)     $10,808
$.01 par value          shares
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 14, 1999 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.


================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's 1994 Stock Option Plan, as amended - 1998 Restatement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

         Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-52255 (the "Initial Registration Statement"), filed by the Registrant on May 8, 1998, relating to the Registrant's 1994 Stock Option Plan, as amended - 1998 Restatement.

         Item 5 of the Initial Registration Statement is amended and restated in its entirety as follows:

         Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

                 The legality of the Common Stock being offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts. A senior partner of Hale and Dorr LLP beneficially owns approximately 3,300 shares of the Registrant's Common Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Massachusetts on May 18, 1999.



                                        SECURITY DYNAMICS TECHNOLOGIES, INC.



                                        By: /s/ Charles R. Stuckey, Jr.
                                            -----------------------------------
                                            Charles R. Stuckey, Jr.
                                            Chairman of the Board and
                                            Chief Executive Officer



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Security Dynamics Technologies, Inc. hereby severally constitute Charles R. Stuckey, Jr., Arthur
W. Coviello, Jr., Marian G. O'Leary and Hal J. Leibowitz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Security Dynamics Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                         Date
---------                               -----                         ----

/s/ Charles R. Stuckey, Jr.       Chairman of the Board            May 18, 1999
-------------------------------   of Directors and Chief
Charles R. Stuckey, Jr.           Executive Officer
                                  (Principal Executive Officer)


/s/ Marian G. O'Leary             Senior Vice President,           May 18, 1999
-------------------------------   Finance, Chief Financial
Marian G. O'Leary                 Officer and Treasurer
                                  (Principal Financial and
                                  Accounting Officer)


/s/ D. James Bidzos               Director                         May 18, 1999
-------------------------------
D. James Bidzos



/s/ Arthur W. Coviello, Jr.       Director                         May 18, 1999
-------------------------------
Arthur W. Coviello, Jr.



/s/ Richard L. Earnest            Director                         May 18, 1999
-------------------------------
Richard L. Earnest



/s/ Taher Elgamal                 Director                         May 18, 1999
-------------------------------
Taher Elgamal



/s/ Joseph B. Lassiter, III       Director                         May 18, 1999
-------------------------------
Joseph B. Lassiter, III



/s/ George M. Middlemas           Director                         May 18, 1999
-------------------------------
George M. Middlemas



/s/ James K. Sims                 Director                         May 18, 1999
-------------------------------
James K. Sims

                                  EXHIBIT INDEX


 Exhibit
 Number                            Description
 ------                            -----------

  4.1 Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 33-85606)

  5       Opinion of Hale and Dorr LLP

 23.1     Consent of Hale and Dorr LLP (included in Exhibit 5)

 23.2     Consent of Deloitte & Touche LLP, independent auditors

 24 Power of Attorney (included in the signature pages of this Registration Statement)